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                                   Exhibit 5
                          Opinion Regarding Legality
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                                                                       Exhibit 5

                          JACKSON WALKER L.L.P.
                           Attorneys and Counselors
                             1100 Louisiana Street
                                  Suite 4200
                             Houston, Texas 77002
                           Telephone (713) 752-4200
                              Fax (713) 752 -4221


                               December 6, 1999

BioLynx.Com, Inc.
5617 Grissom Road
San Antonio, Texas 78238

     Re:  Form SB-2 Registration Statement

Gentlemen:

     We have acted as counsel for BioLynx.Com, Inc. (the "Company") in connection with the registration by the Company of 1,000,000 shares of its common stock, par value $0.001 per share (the "Securities"), as contemplated by the Company's Registration Statement on Form SB-2 filed on the date hereof with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended.

     In connection therewith, we have examined, among other things, the Articles of Incorporation and Bylaws, as amended, of the Company, the corporate proceedings of the Company with respect to the issuance and registration of the Securities, the Registration Statement, certificates of public officials, statutes and other instruments and documents, as a basis for the opinions expressed herein.

     Based upon and subject to the foregoing, and upon such other matters as we have determined to be relevant, we are of the opinion that:

     1. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Texas.

     2. All of the Securities, upon issuance and delivery thereof, will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.

                              Very truly yours,

                              JACKSON WALKER L.L.P.



                              By /s/  Norman T. Reynolds
                                -----------------------------------------------
                                Norman T. Reynolds, Partner